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                                                                   Exhibit 11.1

                                WIRELESS TELECOM GROUP, INC.
                             COMPUTATION OF PER SHARE EARNINGS
                                         (Unaudited)



                                                             For the Three Months            For the Six Months
                                                                Ended June 30,                 Ended June 30,
                                                                --------------                 --------------
                                                              2002             2001              2002           2001
                                                              ----             ----              ----           ----
Net Income                                                $ 535,866         $872,684         $ 904,518       $ 2,096,559
                                                          =========         ========         =========       ===========

BASIC EARNINGS:

Weighted average number of common shares
     Outstanding                                         17,184,875       17,815,120        17,176,201        18,054,986
                                                         ==========       ==========        ==========        ==========

Basic earnings per common share                               $0.03           $ 0.05             $0.05            $ 0.12

DILUTED EARNINGS:

Weighted average number of common shares
     Outstanding                                         17,184,875       17,815,120        17,176,201        18,054,986
Stock options                                               220,476          441,063           463,764           303,438
                                                         ----------       ----------        ----------        ----------

Weighted average number of common shares
     outstanding, as adjusted                            17,405,351       18,256,183        17,639,965        18,358,424
                                                         ==========       ==========        ==========        ==========

Diluted earnings per common share                             $0.03           $ 0.05             $0.05            $ 0.11

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